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                                                                   EXHIBIT 5.01


                        [FENWICK & WEST LLP LETTERHEAD]


                                  March 3, 1998


VERITAS Software Corporation
1600 Plymouth Street
Mountain View, California 94043

Ladies and Gentlemen:

        At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about March 3, 1998 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,550,387 shares of your Common Stock (the "Stock") issuable upon conversion of $100,000,000 aggregate principal amount of your 5 1/4% Convertible Subordinated Notes due 2004 (the "Registrable Notes"), which Registrable Notes are convertible into such Stock at a conversion rate of $64.50 principal amount of Registrable Notes per share of Stock, subject to adjustment in certain circumstances, all of which Stock is being sold by the Selling Securityholders that may be specified in the Registration Statement and the prospectuses associated therewith from time to time.

        In rendering this opinion, we have examined the following:

        (1) your registration statement on Form 8-B (File Number 000-22712) filed with the Commission on May 12, 1997 together with the order of effectiveness issued by the Commission therefor on May 12, 1997;

        (2)     your Annual Report on Form 10-K for the year ended December 31,
                1997;

        (3) the Registration Statement, together with the exhibits filed as a part thereof or incorporated by reference therein;

        (4) the Prospectuses prepared in connection with the Registration Statement;

        (5) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books that are in our possession;

        (6) summary reports from you confirming the number of shares of your capital stock outstanding as of February 28, 1998 and the number of options, warrants and any other rights to acquire shares of your capital stock outstanding as of March 2, 1998; and

        (7) a Management Certificate addressed to us and dated of even date herewith executed by you containing certain factual and other representations.


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        We have also confirmed the continued effectiveness of your registration under the Securities Exchange Act of 1934, as amended, by telephone call to the offices of the Commission and have confirmed your eligibility to use Form S-3.

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would lead us to believe that the opinion expressed herein is not accurate.

        We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the State of California and the existing Delaware General Corporation Law without reference to case law or secondary sources.

        Based upon the foregoing, it is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Stock, and upon the completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with securities laws of various states, where required, the up to 1,550,387 shares of Stock that may be sold by the Selling Stockholders pursuant to the Registration Statement, when issued and sold in the manner referred to in the Registration Statement, will be validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

        This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                       Very truly yours,


                                       FENWICK & WEST LLP


                                       By:  /s/ Horace Nash
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